EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-67060) pertaining to the Biocraft Laboratories, Inc. 1985 Incentive Stock Option Plan, 1989 Directors' Stock Option Plan and Restricted Stock Purchase Plan and in the Registration Statement (Form S-3 No. 33-42706) pertaining to the Dividend Reinvestment and Stock Purchase Plan of our report dated June 19, 1995, with respect to the consolidated financial statements and schedule of Biocraft Laboratories, Inc. included in this Annual Report (Form 10-K) for the year ending March 31, 1995.



                                                               ERNST & YOUNG LLP

Hackensack, New Jersey
June 26, 1995

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